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                                                                 Exhibit 99.1


FOR IMMEDIATE RELEASE                             Contact:
---------------------                             --------
March 31, 2005                                    Richard E. Leone
                                                  Manager - Investor Relations
                                                  rleone@rtiintl.com
                                                  330-544-7622


            RTI ANNOUNCES DELAY IN FILING ANNUAL REPORT ON FORM 10-K


         Niles, Ohio - RTI International Metals, Inc., (NYSE: RTI) announced today that the Company will not be filing its Annual Report on Form 10-K by March 31, 2005. On March 16, 2005, the Company filed for a two-week extension in order to continue its compliance work under Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404") and close its books as of December 31, 2004. That work has not been completed. The Company continues to dedicate considerable resources to this effort and will file its Form 10-K as soon as it is complete.

         RTI International Metals(R), headquartered in Niles, Ohio, is one of the world's largest producers of titanium. Through its various subsidiaries, RTI manufactures and distributes titanium and specialty metal mill products, extruded shapes, formed parts and engineered systems for aerospace, industrial, defense, energy, chemical and consumer applications for customers around the world. To learn more about RTI International Metals, Inc., please visit our website at www.rtiintl.com.



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